EXHIBIT 99.2

Selected Asian Cross Border Exposures
June 30, 1998*
($ billions)                            Preliminary

                                        --------  As of 6/30/98  -------

                                               FX/                Off B/S
               Total   Total  Total         Deriva- Trading        Commit-
  Country  12/31/97 3/31/98  6/30/98  Loans  tives  Assets   Other** ments***

Total Asia        $5.9    $5.1   $4.3    $0.4   $2.0    $0.8   $0.9   $0.2
(excl. Japan)

Rep. of Korea      1.6     1.4    1.3     0.1    0.6     0.2    0.4    0.1
Indonesia          1.3     1.0    0.8     0.1    0.6     0.1    0.0    0.0
Thailand           0.6     0.5    0.4     0.0    0.2     0.0    0.1    0.0

Total Selected
 IMF Countries    $3.5    $2.8   $2.5    $0.2   $1.4    $0.3   $0.5   $0.1

  * Preliminary 2Q98 numbers. Numbers may not total due to rounding differences. Based on FFIEC instructions.
Excludes local country claims on local residents.
 ** Other includes acceptances, resales, money market instruments and securities available for sale.
*** Commitments include L/C's and guarantees.

                                                               EXHIBIT 99.2

Adjusted ROCE by Organizational Unit
($ millions)
                                            YTD 1998  Estimated
                                            Adj. Net    Common  Estimated
                                              Income    Equity      ROCE

Investment Banking                              $332    $2,158       30%
Trading & Sales                                  135       747        36
Global Institutional Services                     40       303        26
Private Client Services                           43       147        59
Australia/NZ                                      61       238        51
Emerging Markets Group:
  Latin America                                 (14)       615       N/M
  Emg Europe, Mid East & Africa                    9       170        10
  Asia                                          (97)       346       N/M
Corporate/Other                                 (59)       414       N/M
Total                                           $450    $5,138       17%


Excludes the following "special items" (after-tax):
Investment Banking - Impact of European equity
repositioning including NatWest acquisition    $(64)